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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -----------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        COMMISSION FILE NUMBER 000-24025


                         HORIZON MEDICAL PRODUCTS, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


                 GEORGIA                                 58-1882343
                 -------                                 ----------
(State of incorporation or organization)      (IRS Employer Identification No.)


                                ONE HORIZON WAY
                                P.O. DRAWER 627
                           MANCHESTER, GEORGIA 31816
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                                       Name of each Exchange on
          Title of Each Class to                        Which each Class is to
             be so Registered                                be Registered
---------------------------------------                -----------------------
COMMON STOCK, PAR VALUE $.001 PER SHARE                AMERICAN STOCK EXCHANGE
---------------------------------------                -----------------------



If this Form relates to the registration of a class of securities pursuant to 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

If this Form relates to the registration of a class securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]


Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE.
                                ----------------
                                (Title of Class)



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The information required by Item 1 is set forth under the caption "Description of Capital Stock" on pages 47 to 49 of the Prospectus included in the Registrant's Registration Statement on Form S-1, as amended (File No. 333-46349), which description is incorporated herein by this reference and qualified in its entirety by reference to the Registrant's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each of which are attached as Exhibits thereto, which set forth in full the preferences, limitations and relative rights of each class of the Registrant's capital stock.


ITEM 2.  EXHIBITS.

1.   Specimen Common Stock Certificate.

2. Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, File No. 333-46349).

3. Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 333-46349).

4. See Articles II, III, VII and IX of the Amended and Restated Articles of Incorporation and Articles I, VII, VIII and IX of the Amended and Restated Bylaws (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, File No. 333-46349).



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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       HORIZON MEDICAL PRODUCTS, INC.


                                       By: /s/  MARSHALL B. HUNT
                                          ------------------------------------
                                                Marshall B. Hunt
                                                Chairman of the Board and
                                                Chief Executive Officer

Dated: November 8, 1999